UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): JUNE 7, 2004

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                                   LION, INC.
             (Exact name of registrant as specified in its charter)

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          WASHINGTON                    0-25159                91-2094375
(State or other jurisdiction    (Commission file number)     (IRS employer
      of incorporation)                                   identification number)


      4700-42ND AVE. SW, SUITE 430 SEATTLE, WA                    98116
      (Address of principal executive offices)                 (Zip code)


           Registrant's telephone, including area code (206) 577-1440


                                       N/A
          (Former name or former address, if changed since last report)


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

                                   LION, INC.

ITEM 5.   OTHER EVENTS

         LION announced that it had settled its lawsuit against and received a contribution from its insurance carrier, Great American Insurance Company (LION, INC., A WASHINGTON CORPORATION (F/K/A PLENUM COMMUNICATIONS, INC., A MINNESOTA CORPORATION); AND ALLEN RINGER AND JANE DOE RINGER, INDIVIDUALLY AND AS A MARITAL COMMUNITY VS. GREAT AMERICAN INSURANCE CO., AN OHIO CORPORATION, Superior Court of Washington For King County, Case No. 02-2-34891-2SEA). LION had initiated litigation against Great American Insurance Company for reimbursement of defense and indemnity costs related to a lawsuit brought by a former director of LION that had resulted in an award of $357,000 to the plaintiff, which was subsequently settled in lieu of appeal for $340,000 in June 2002. LION was seeking reimbursement in excess of $900,000 made up of defense costs, the indemnity claim, prejudgment interest and attorney's fees and costs. A trial date had been set for August 9, 2004. On May 11, 2004, the parties reached a mutually acceptable mediated settlement of claims. On June 7, 2004, LION received a contribution of approximately $433,000, net of legal expenses. The recovery will be reported as other income during the quarter ended June 30, 2004. LION issued a press release dated June 7, 2004, announcing the settlement of the litigation, a copy of which is included with this report as Exhibit 99.1.


Exhibit No.       Description
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99.1              Press release dated June 7, 2004, announcing the Company's settlement of its lawsuit with Great American Insurance
                  Company.



                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LION, INC.
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                                  (Registrant)



DATE: June 7, 2004           BY:   /s/ Randall D. Miles
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                                   Randall D. Miles
                                   Chief Executive Officer


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